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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          November 27, 2000
                                                -----------------------------




                             Americabilia.com, Inc.
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             (Exact name of registrant as specified in its charter)



         Florida                      0-29781                  65-0142472
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation                                        Identification No.)



               150 Cassia Way, Suite 400, Las Vegas, Nevada 89014
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:   (702) 914-8411
                                                   -------------------------




        9155 Las Vegas Boulevard South, Suite 242, Las Vegas, Nevada 89123
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          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

        Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

        Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Not Applicable.

ITEM 5.  OTHER EVENTS.

         On November 27, 2000, Registrant entered into a Lease Agreement for new principal executive offices, production facilities and warehouse facilities located at 150 Cassia Way, Suite 400, Las Vegas, Nevada 89014. Registrant is leasing the approximately 21,600 square feet of office/production/warehouse space at a cost of $10,584 per month pursuant to a lease that expires on October 31, 2003 with an option to extend for an additional three (3) year term.

         Registrant also continues to lease approximately 7,616 square feet of office/production space for $5,000 per month pursuant to a lease which expires on September 1, 2009. The building is owned by the wife of the president of Registrant's subsidiary, Unique Images. This space has been subleased to a third party pending sale of the property and termination of the lease.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        EXHIBITS.

        10.1 Lease Agreement between the Company and ProLogis Trust dated as of November 27, 2000.

        10.2 Loan Agreement, Secured Promissory Note, and Security Agreement between Veltre Enterprises, Inc. and Henry E. Cartwright dated August 14, 2000 and Amendment No. 1 to Promissory Note dated October 31, 2000.

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ITEM 8.  CHANGE IN FISCAL YEAR.

        Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        Not applicable.


                                     SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     americabilia.com, Inc.
                                     (Registrant)



Date:  December 18, 2000             By:    /s/ GARY MOORE
                                        --------------------------------
                                           Gary Moore, President